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                                                                       EXHIBIT 5


                                 June 5, 2000


CB Richard Ellis Services, Inc.
200 North Sepulveda Boulevard, Suite 300
El Segundo, California 90245

Ladies and Gentlemen:

     With reference to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by CB Richard Ellis Services, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 450,000 shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock") issuable pursuant to the Company's 1998 Employee Stock Purchase Plan Amended and Restated Effective July 1, 2000 (the "Plan"). It is my opinion that such shares of Common Stock, when issued in accordance with the Plan, will be legally issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5 to the Registration Statement.

                               Very truly yours,

                               /s/ Walter V. Stafford

                               Walter V. Stafford
                      Senior Executive Vice President, and
                                General Counsel

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